                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM T-1

              Statement of Eligibility and Qualification Under the
                  Trust Indenture Act of 1939 of a Corporation
                          Designated to Act as Trustee

                             -----------------------

    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(B)(2)____

                            -------------------------

                     CHASE MANHATTAN BANK AND TRUST COMPANY,
                              NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                   95-4655078
                      (I.R.S. Employer Identification No.)

                        101 California Street Suite #2725
                            San Francisco, California
                    (Address of principal executive offices)

                                      94111
                                   (Zip Code)

                               ------------------

                        INHALE THERAPEUTIC SYSTEMS, INC.
               (Exact name of Obligor as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   94-3134940
                      (I.R.S. Employer Identification No.)

                               150 Industrial Road
                             San Carlos, California
                    (Address of principal executive offices)

                                   94070-6256
                                   (Zip Code)

                        --------------------------------

                   5% Convertible Subordinated Notes due 2007
                         (Title of Indenture securities)

ITEM 1. GENERAL INFORMATION.

                 Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                 Comptroller of the Currency, Washington, D.C.
                 Board of Governors of the Federal Reserve System, Washington, D.C.

         (b)     Whether it is authorized to exercise corporate trust powers.

                 Yes.

ITEM 2. AFFILIATIONS WITH OBLIGOR.

        If the Obligor is an affiliate of the trustee, describe each such affiliation.

        (a) Title of securities outstanding under each such other indenture. $108,450,000 Convertible Subordinated Debentures due 2006 issued under Indenture dated as of October 13, 1999

ITEM 16.    LIST OF EXHIBITS.

       List below all exhibits filed as part of this statement of eligibility.

       Exhibit 1. Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

       Exhibit 2. Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

       Exhibit 3. Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

       Exhibit 4. Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

       Exhibit 5.    Not Applicable

       Exhibit 6. The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

       Exhibit 7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

       Exhibit 8.    Not Applicable

       Exhibit 9.    Not Applicable

                                    SIGNATURE

           Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chase Manhattan Bank and Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 10 of March, 2000.

                                       CHASE MANHATTAN BANK AND TRUST
                                       COMPANY, NATIONAL ASSOCIATION

                                       By   /s/ Cecil D. Bobey
                                         ---------------------------
                                            Cecil D. Bobey
                                            Assistant Vice President

EXHIBIT 7.          Report of Condition of the Trustee.
--------------------------------------------------------------------------------


CONSOLIDATED REPORT OF CONDITION OF Chase Manhattan Bank and Trust Company, N.A.
                                    --------------------------------------------
                                                     (Legal Title)

LOCATED AT  1800 Century Park East, Ste. 400    Los Angeles,   CA       94111
           ---------------------------------------------------------------------
               (Street)                            (City)      (State) (Zip)

AS OF CLOSE OF BUSINESS ON          December 31, 1999
                           -----------------------------------

================================================================================
================================================================================
ASSETS DOLLAR AMOUNTS IN THOUSANDS

1.     Cash and balances due from
           a. Noninterest-bearing balances and currency and coin (1,2)                             4,258
           b. Interest bearing balances (3)                                                            0
2.     Securities
           a. Held-to-maturity securities (from Schedule RC-B, column A)                               0
           b. Available-for-sale securities (from Schedule RC-B, column D)                         1,089
3.     Federal Funds sold (4) and securities purchased agreements to resell                       82,900
4.     Loans and lease financing receivables:
           a. Loans and leases, net of unearned income (from Schedule RC-C)                68
           b. LESS: Allowance for loan and lease losses                                     0
           c. LESS: Allocated transfer risk reserve                                         0
           d. Loans and leases, net of unearned income, allowance, and
                reserve (item 4.a minus 4.b and 4.c)                                                  68
5.     Trading assets                                                                                  0
6.     Premises and fixed assets (including capitalized leases)                                     142
7.     Other real estate owned (from Schedule RC-M)                                                    0
8.     Investments in unconsolidated subsidiaries and associated companies
       (from Schedule RC-M)                                                                            0
9.     Customers liability to this bank on acceptances outstanding                                     0
10.    Intangible assets (from Schedule RC-M)                                                      1,026
11.    Other assets (from Schedule RC-F)                                                           1,996
12a.            TOTAL ASSETS                                                                      91,479


(1)  INCLUDES CASH ITEMS IN PROCESS OF COLLECTION AND UNPOSTED DEBITS.
(2)  THE AMOUNT REPORTED IN THIS ITEM MUST BE GREATER THAN OR EQUAL TO THE SUM
     OF SCHEDULE RC-M, ITEMS 3.a AND 3.b
(3)  INCLUDES TIME CERTIFICATES OF DEPOSIT NOT HELD FOR TRADING.
(4)  REPORT "TERM FEDERAL FUNDS SOLD" IN SCHEDULE RC, ITEM 4.a "LOANS AND
     LEASES, NET OF UNEARNED INCOME" AND IN SCHEDULE RC-C, PART 1.


                                       4

LIABILITIES

13.    Deposits:
           a. In domestic offices (sum of totals of columns A and C from
                Schedule RC-E)                                                                    59,457
                (1) Noninterest-bearing                                            7,509
                (2) Interest-bearing                                              51,948
           b.   In foreign offices, Edge and Agreement subsidiaries, and IBF'
                (1) Noninterest-bearing
                (2) Interest-bearing
14.    Federal funds purchased (2) and securities sold under agreements to
       repurchase                                                                                      0
15.    a. Demand notes issued to the U.S. Treasury                                                     0
       b. Trading liabilities                                                                          0
16.    Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
       a. With a remaining maturity of one year or less                                                0
       b. With a remaining maturity of more than one year through three years                          0
       c. With a remaining maturity of more than three years                                           0
17.    Not applicable
18.    Bank's liability on acceptances executed and outstanding                                        0
19.    Subordinated notes and Debentures (3)                                                           0
20.    Other liabilities (from Schedule RC-G)                                                      5,756
21.    Total liabilities (sum of items 13 through 20)                                             65,213
22.    Not applicable

EQUITY CAPITAL

23.    Perpetual preferred stock and related surplus                                                   0
24.    Common stock--                                                                                600
25.    Surplus (exclude all surplus related to preferred stock)                                   12,590
26.    a. Undivided profits and capital reserves                                                  13,076
       b. Net unrealized holding gains (losses) on available-for-sale securities                       0
27.    Cumulative foreign currency translation adjustments
28.    a. Total equity capital (sum of items 23 through 27)                                       26,266
29.    Total liabilities, equity capital, and losses deferred pursuant to 12 U.S.C.
       1823 (j) (sum of items 21 and 28.c)                                                        91,479


                                       5